UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                          July 30, 2002
                          Date of Report
                (Date of earliest event reported)



                      PACIFIC WEBWORKS, INC.
      (Exact name of registrant as specified in its charter)

    NEVADA                       000-26731                       87-0627910
(State or other            (Commission File Number)          (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)



                  180 South 300 West, Suite 400
                    Salt Lake City, Utah 84101
             (Address of principal executive offices)

                          (801) 578-9020
                  Registrant's telephone number

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ITEM 5:  OTHER EVENTS

     The Securities and Exchange Commission has granted acceleration of the effective date of the Pacific WebWorks, Inc. post-effective amendment to the registration statement on Form SB-2. The post-effective amendment was filed
with the SEC on June 24, 2002 and was declared effective July 30, 2002.   As a
result, 5,600,000 common shares to be issued upon the exercise of warrants will be registered shares under the Securities Act of 1933.


                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Pacific WebWorks, Inc.

                                 /s/ Christian Larsen
                            By: _____________________________________________
 Date: 7/30/02                 Christian Larsen, President, CEO and Director